UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: September 24, 2007

CHINA NATURAL GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-31539	98-0231607
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

19th Floor, Building B, Van Metropolis
Tang Yan Road, Hi-Tech Zone
Xian,710065, Shaanxi Province
China
(Address of principal executive offices)

86-29-88323325
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

As previously disclosed in our quarterly report on Form 10-QSB for the period ended June 30, 2007, the People’s Republic of China (“PRC”) currently has limits on foreign ownership of companies in certain industries, including the industry in which the Company, through Xian Xilan Natural Gas Co. Ltd. (“XXNG”), a variable interest entity (“VIE”) pursuant to FIN 46R, operates. In order to comply with PRC law, effective as of December 6, 2005, the Company and XXNG entered into an arrangement pursuant to which the Company would provide consulting services to XXNG in the areas of general business operations, human resources and research and development. In consideration for the Company’s obligation to provide these services, XXNG agreed to pay the Company a consulting services fee equal to 100% of XXNG’s revenue on a quarterly basis. Furthermore, the registered shareholders of XXNG irrevocably agreed to pledge all their equity interests in XXNG to the Company effective as of December 6, 2005. As a result of these arrangements among the Company, XXNG and the registered shareholders of XXNG, the Company was entitled to consolidate XXNG for financial reporting purposes pursuant to FIN 46R. These arrangements were memorialized September 24, 2007.

On February 21, 2006, the Company established its wholly-owned subsidiary, Xilan Natural Gas Equipment Ltd., (“XNGE”) a limited liability company organized under the PRC law. The Company then, through XNGE, entered into exclusive arrangements with XXNG and its registered shareholders similar in scope to the arrangement between the Company and XXNG described above. Through these arrangements, the Company, through its wholly-owned subsidiary XNGE, has the ability to substantially influence XXNG’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval, thereby entitling the Company to consolidate XXNG for financial reporting purposes pursuant to FIN 46R. These arrangements were memorialized on August 17, 2007 and replaced the prior arrangements entered into in December 6, 2005 between the Company and XXNG.

Pursuant to FIN 46R, VIEs are entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes. Therefore, pursuant to FIN 46R, XXNG must be consolidated with the Company and disclosed as a VIE. Since inception, the Company has been consolidating XXNG for financial reporting purposes although it has inaccurately described XXNG as a wholly-owned subsidiary.

The Company and its Board of Directors (the “Board”) intend to amend the Company’s Form 10-KSB for the years ended December 31, 2005 and December 31, 2006 and its Form 10-QSB for the three months ended March 31, 2007 to clarify the Company’s structure and the principles of consolidation in the notes to the financial statements and elsewhere in such filings. Despite these amendments, the Board has determined that the face of financial statements contained in such filings may continue to be relied upon. This change does not alter any financial data contained in the Company’s annual and quarterly reports including the financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.

Date: September 30, 2007	/s/ Qinan Ji
Qinan Ji
Chief Executive Officer